EXHIBIT 10.2
                                                                    ------------

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO LOCATEPLUS HOLDINGS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                          SECURED CONVERTIBLE TERM NOTE
                          -----------------------------

     FOR VALUE RECEIVED, LOCATEPLUS HOLDINGS CORPORATION, a Delaware corporation (the "BORROWER"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "HOLDER") or its registered assigns or successors in interest, on order, the sum of Three Million Dollars ($3,000,000), together with any accrued and unpaid interest hereon, on June 17, 2007 (the "MATURITY DATE") if not sooner paid.

     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the "PURCHASE AGREEMENT").

The following terms shall apply to this Note:

                                    ARTICLE I
                             INTEREST & AMORTIZATION

     1.1(a) Interest Rate. Subject to Sections 4.11 and 5.6 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. Subject to Section 1.1(b) hereof, the Interest Rate shall not be less than six percent (6%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on July 1, 2004 and on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise (each, a "REPAYMENT DATE").

     1.1 (b) Interest Rate Adjustment. The Interest Rate shall be calculated on the last business day of each month hereafter until the Maturity Date (each a "Determination Date") and shall be subject to adjustment as set forth herein. If
(i) the Borrower shall have registered the shares of the Borrower's Class A Common Stock underlying each of the conversion of the Note and that certain warrant issued to Holder on a registration statement declared effective by the Securities and Exchange

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

Commission (the "SEC"), and (ii) the market price (the "Market Price") of the Class A Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2.0.%) for each incremental twenty five percent (25%) increase in the Market Price of the Class A Common Stock above the then applicable Fixed Conversion Price. If (i) the Borrower shall not have registered the shares of the Borrower's Class A Common Stock underlying the conversion of the Note and that certain warrant issued to Holder on a registration statement declared effective by the SEC and which remains effective, and (ii) the Market Price of the Class A Common Stock as reported by Bloomberg, L.P. on the principal market for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be decreased by 100 basis points (100 b.p.) (1.0.%) for each incremental twenty five percent (25%) increase in the Market Price of the Class A Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained in herein), in no event shall the Interest Rate be less than zero percent (0%).

     1.2 Minimum Monthly Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "PRINCIPAL AMOUNT") shall begin on October 1, 2004 and shall recur on the first business day of each succeeding month thereafter until the Maturity Date (each, an "AMORTIZATION DATE"). Subject to Article 3 below, beginning on the first Amortization Date, the Borrower shall make monthly payments to the Holder on each Repayment Date, each in the amount of $90,909.09, together with any accrued and unpaid interest to date on such portion of the Principal Amount plus any and all other amounts which are then owing under this Note, the Purchase Agreement or any other Related Agreement but have not been paid (collectively, the "MONTHLY AMOUNT"). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

                                   ARTICLE II
                              CONVERSION REPAYMENT

     2.1 (a) Payment of Monthly Amount in Cash or Class A Common Stock. Each month by the fifth (5th) business day prior to each Amortization Date (the "NOTICE DATE"), the Holder shall deliver to Borrower a written notice in the form of Exhibit B attached hereto converting the Monthly Amount payable on the next Repayment Date in either cash or Class A Common Stock, or a combination of both (each, a "REPAYMENT NOTICE"). If a Repayment Notice is not delivered by the Holder on or before the applicable Notice Date for such Repayment Date, then the Borrower shall pay the Monthly Amount due on such Repayment Date in cash. Any portion of the Monthly Amount paid in cash on a Repayment Date, shall be paid to the Holder an amount equal to 101% of the principal portion of the Monthly Amount due and owing to Holder on the Repayment Date. If the Holder converts all or a portion of the Monthly Amount in shares of Class A Common Stock as provided herein, the number of such shares to be issued by the Borrower to the Holder on such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Class A Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial "FIXED CONVERSION PRICE" means $0.40.

         (b) Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a), 2.2, and 3.2 hereof, the Holder shall convert all or a portion of the Monthly Amount due on each Repayment Date into shares of Class A Common Stock if the average closing price of the Class A Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding such Repayment Date was greater than or equal to 110% of the Fixed Conversion Price, provided, however, that such conversions shall not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Class A Common Stock for the five (5) day trading period immediately preceding delivery of a Notice of Conversion to the Borrower. Any part of the Monthly Amount due on a Repayment Date that the Holder has not converted into shares of Class A Common Stock shall be paid by the Borrower in cash on such Repayment Date. Any part of the Monthly Amount due on such Repayment Date which must be paid in cash (as a result of the closing price of the Class A Common Stock on one or more of the five (5) trading days preceding the applicable Repayment Date being less than 110% of the Fixed Conversion Price) shall be paid in cash at the rate of 101% of the Monthly Amount otherwise due on such Repayment Date, within three (3) business days of the applicable Repayment Date.

     2.2 No Effective Registration. Notwithstanding anything to the contrary herein, none of the Borrower's obligations to the Holder may be converted into Class A Common Stock unless (i) either (x) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Class A Common Stock to be issued in connection with satisfaction of such obligations exists or (y) an exemption from registration of the Class A Common Stock is available to pursuant to Rule 144 of the Securities Act and (ii) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option.

     Any amounts converted by the Holder pursuant to this Section 2.2 shall be deemed to constitute payments of outstanding fees, interest and principal arising in connection with Monthly Amounts for the remaining Repayment Dates, in chronological order.

     2.3 Optional Redemption in Cash. The Borrower will have the option of prepaying this Note ("OPTIONAL REDEMPTION") by paying to the Holder a sum of money equal to one hundred twenty-five percent (125%) of the then outstanding principal balance of this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement, or any Related Agreement (the "REDEMPTION AMOUNT") outstanding on the day written notice of redemption (the "NOTICE OF REDEMPTION") is given to the Holder. The Notice of Redemption shall specify the date for such Optional Redemption (the "REDEMPTION PAYMENT DATE") which date shall be seven (7) business days after the date of the Notice of Redemption (the "REDEMPTION PERIOD"). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Redemption Period. The Redemption Amount shall be determined as if such Holder's conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.



                                   ARTICLE III
                                CONVERSION RIGHTS

     3.1. Holder's Conversion Rights. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount of this Note, together with interest and fees due hereon, into shares of Class A Common Stock subject to the terms and conditions set forth in this Article III. The Holder may exercise such right by delivery to the Borrower of a written notice of conversion not less than one (1) day prior to the date upon which such conversion shall occur.

     3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Class A Common Stock beneficially owned by such Holder or issuable upon exercise of warrants held by such Holder and 4.99% of the outstanding shares of Class A Common Stock of the Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 3.2 upon 75 days prior notice to the Borrower or without any notice requirement upon an Event of Default.

     3.3 Mechanics of Holder's Conversion. (a) In the event that the Holder elects to convert this Note into Class A Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

         (b) Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder either physically by overnight courier, or by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Class A Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

     3.4  Conversion Mechanics.

         (a) The number of shares of Class A Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the remaining Repayment Dates in chronological order.

         (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

          A. Stock Splits, Combinations and Dividends. In the event that the Company shall (a) issue additional shares of the Class A Common Stock as a dividend or other distribution on outstanding Class A Common Stock, (b) subdivide its outstanding shares of Class A Common Stock, or (c) combine (x) its outstanding shares of the Class A Common Stock into a smaller number of shares of the Class A Common Stock or (y) its outstanding shares of the Class A Common Stock with another class of equity interests of the Company, then, in each such event, the Fixed Conversion Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Fixed Conversion Price by a fraction, the numerator of which shall be the sum of the number of shares of Class A Common Stock and Other Securities (as defined below) outstanding immediately prior to such event and the denominator of which shall be the sum of the number of shares of Class A Common Stock and Other Securities outstanding immediately after such event, and the product so obtained shall thereafter be the Fixed Conversion Price then in effect. The Fixed Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section A. Notwithstanding the foregoing contained in this Section A, in the event that the Class A Common Stock is combined with the existing Class B Common Stock of the Company (such combination, the "Common Stock Combination"; the common stock of the Company that results from the Common Stock Combination, the "Combined Common Stock"), the Fixed Conversion Price shall not be adjusted in any manner, so long as the ratio of (A) the sum of (i) the aggregate amount of shares of Class A Common Stock immediately prior to the Common Stock Combination plus (ii) the aggregate amount of shares of Class B Common Stock of the Company immediately prior to the Common Stock Combination to (B) the aggregate amount of shares of Combined Common Stock immediately after the Common Stock Combination, is equal to a ratio of 1:1. For the purposes of this Note, the term "OTHER SECURITIES" shall mean any stock or other securities of the Company or any other person (corporate or otherwise) which the holder of this Note at any time shall be entitled to receive, or shall have received, on the conversion of this Note (or adjustment of this Note pursuant to Section 3.4 hereof), in lieu of or in addition to Class A Common Stock, or which at any time shall be issuable or shall have been issued in connection with any exchange or replacement or combination of Class A Common Stock or Other Securities contemplated by Section
3.4 or otherwise.

          B. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Class A Common Stock and Other Securities a sufficient number of shares to provide for the issuance of Class A Common Stock and/or Other Securities, as the case may be, upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Class A Common Stock and Other Securities upon the conversion of this Note.

          C. Share Issuances. Subject to the provisions of this Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Class A Common Stock or securities convertible into Class A Common Stock to a person other than the Holder (except
(i) pursuant to Subsection A above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; (iii) pursuant to options that may be issued under any employee incentive stock option or any qualified employee stock option plan or qualified employee stock purchase plan adopted by the Borrower) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price at the time of issuance of such securities. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Class A Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

          D. Reclassification, etc. If the Borrower at any time shall, by reclassification, combination or otherwise, change the Class A Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Class A Common Stock immediately prior to such reclassification, combination or other change.

     3.5 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. The Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Note.


                                   ARTICLE IV
                                EVENTS OF DEFAULT

     Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, within five
(5) days after written notice from Holder to Borrower (each occurrence being a "DEFAULT NOTICE PERIOD") the amount due and owing to the Holder shall be 125% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the "DEFAULT PAYMENT"). If, with respect to any Event of Default, the Borrower cures the Event of Default, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Note or the Related Agreements, then to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

     The occurrence of any of the following events set forth in Sections 4.1 through 4.10, inclusive, is an "EVENT OF DEFAULT":

     4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, and such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

     4.2 Breach of Covenant. The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, or the Borrower or any of its Subsidiaries breaches any covenant or any other term or condition of any Related Agreement in any material respect and, any such case, such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

     4.3 Breach of Representations and Warranties. Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

     4.4 Receiver or Trustee. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

     4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

     4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries.

     4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Class A Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Class A Common Stock on another Principal Market within sixty (60) days of such notice. The "Principal Market" for the Class A Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Class A Common Stock), or any securities exchange or other securities market on which the Class A Common Stock is then being listed or traded.

     4.8 Failure to Deliver Class A Common Stock or Replacement Note. The Borrower shall fail (i) to timely deliver Class A Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Purchase Agreement, if such failure to timely deliver Class A Common Stock shall not be cured within two (2) business days or (ii) to deliver a replacement Note to Holder within seven (7) business days following the required date of such issuance pursuant to this Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements).

     4.9 Default Under Related Agreements or Other Agreements. The occurrence and continuance of any Event of Default (as defined in any Related Agreement) or any event of default (or similar term) under any other indebtedness.

     4.10 Change in Control. The occurrence of a change in the controlling ownership of the Borrower (it being understood that a combination of the Company's Class A Common Stock and Class B Common Stock into one class of common stock shall not be considered a "change of controlling ownership of the Borrower" for purposes of this Section 4.10 so long as any such combination is consummated in accordance with Section 11.14 of the Purchase Agreement).


                           DEFAULT RELATED PROVISIONS

     4.11 Payment Grace Period. Following the occurrence and continuance of an Event of Default beyond any applicable cure period hereunder, the Borrower shall pay the Holder a default interest rate of two percent (2%) per month on all amounts due and owing under the Note, which default interest shall be payable upon demand.

     4.12 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

     4.13 Cumulative Remedies. The remedies under this Note shall be cumulative.


                                    ARTICLE V
                                  MISCELLANEOUS

     5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

     5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

     5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. This Note shall not be assigned by the Borrower without the prior written consent of the Holder. So long as no Event of Default has occurred and is continuing (and has not been cured following any applicable grace period), this Note shall not be assigned by the Holder (i) other than to affiliates of the Holder and (ii) without the prior written consent of the Borrower (such consent not to be unreasonably withheld).

     5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

     5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     5.7 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Borrower and its Subsidiaries as more fully described in the Master Security Agreement dated as of the date hereof and
(ii) pursuant to the Stock Pledge Agreement dated as of the date hereof. The obligations of the Borrower under this Note are guaranteed by certain Subsidiaries of the Borrower pursuant to the Subsidiary Guaranty dated as of the date hereof.

     5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

     5.9 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney's fees.



       [Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the Borrower has caused this Convertible Term Note to be signed in its name effective as of this 17th day of June, 2004.


                         LOCATEPLUS HOLDINGS CORPORATION


                                                       By: /s/ Jon R. Latorella
                                                           --------------------
                                                       Name: Jon R. Latorella
                                                             ------------------
                                                       Title: President
                                                              -----------------

WITNESS:


/s/ James C. Fields
-------------------

























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
                                    EXHIBIT A

                              NOTICE OF CONVERSION
                              --------------------

(To be executed by the Holder in order to convert all or part of the Note into Class A Common Stock

[Name and Address of Holder]


The Undersigned hereby converts $_________ of the principal due on [specify applicable Repayment Date] under the Convertible Term Note issued by LocatePlus Holding Corporation dated June 17, 2004 by delivery of Shares of Class A Common Stock of LocatePLUS Holdings Corporation on and subject to the conditions set forth in Article III of such Note.


1.   Date of Conversion      _______________________

2.   Shares To Be Delivered: _______________________


                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________

                                    EXHIBIT B

                                CONVERSION NOTICE
                                -----------------

(To be executed by the Holder in order to convert all or part of a Monthly Amount into Class A Common Stock)

[Name and Address of Holder]


Holder hereby converts $_________ of the Monthly Amount due on [specify applicable Repayment Date] under the Convertible Term Note issued by LocatePLUS Holdings Corporation dated June 17, 2004 by delivery of Shares of Class A Common Stock of LocatePLUS Holdings Corporation on and subject to the conditions set forth in Article III of such Note.


1.   Fixed Conversion Price: $_______________________

2.   Amount to be paid:      $_______________________

3.   Shares To Be Delivered (2 divided by 1):        __________________

4.   Cash payment to be made by Borrower:            $_________________




Date: ____________                                   LAURUS  MASTER FUND, LTD.


                                                     By:________________________

                                                     Name:______________________

                                                     Title:_____________________







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